AMENDMENT TO THE
ETF SERIES SOLUTIONS CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and fees; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit Z, the Funds list, and Exhibit Z 1, the Fee Schedule for the ESS Series, where CBOE Vest Financial LLC is the Adviser is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the new series.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Joseph Neuberger

Name: Michael D. Barolsky	Name: Joseph Neuberger
Title: Vice President and Secretary	Title: Executive Vice President
Date: February 23, 2018	Date: February 23, 2018

Exhibit Z to the ETF Series Solutions Custody Agreement -
CBOE Vest Financial LLC

Funds list
Cboe Vest S&P 500 Dividend Aristocrats Target Income ETF
Cboe Vest S&P 500 Premium Income ETF

Cboe Vest S&P 500 Buffer Protect Strategy ETF - January
Cboe Vest S&P 500 Buffer Protect Strategy ETF - February
Cboe Vest S&P 500 Buffer Protect Strategy ETF - March
Cboe Vest S&P 500 Buffer Protect Strategy ETF - April
Cboe Vest S&P 500 Buffer Protect Strategy ETF - May
Cboe Vest S&P 500 Buffer Protect Strategy ETF - June
Cboe Vest S&P 500 Buffer Protect Strategy ETF - July
Cboe Vest S&P 500 Buffer Protect Strategy ETF - August
Cboe Vest S&P 500 Buffer Protect Strategy ETF - September
Cboe Vest S&P 500 Buffer Protect Strategy ETF - October
Cboe Vest S&P 500 Buffer Protect Strategy ETF - November
Cboe Vest S&P 500 Buffer Protect Strategy ETF - December
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - January
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - February
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - March
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - April
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - May
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - June
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - July
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - August
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - September
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - October
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - November
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - December

Exhibit Z 1 (Fee Schedule) to the ETF Series Solutions Custody Agreement -
CBOE Vest Financial LLC

Custody Services Fee Schedule at January 2018

Base Fee for Domestic Custody Services
The following reflects the greater of the basis point fee or annual minimum1 for Funds in the ETF Series Solutions (ESS) Trust where CBOE Vest Financial LLC acts as Adviser to the Fund.2
Annual Minimum per Fund
Funds 1-10                $[   ]
Funds 11-20              $[   ]
Funds 21+                 $[   ]
Basis Points on Trust AUM
First $1b                   [   ] bp
Balance                     [   ] bp

See APPENDIX B for Services and Associate Fees in addition to Base Fee
See APPENDIX C for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on percent on AUM.

2 Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the schedules on this Exhibit Z 1.

CBOE Vest Financial LLC

By:    /s/ Karan Sood

Printed Name: Karan Sood

Title:   Chief Executive Officer                                 Date:    2/27/18

Domestic Custody Services in addition to the Base Fee1
Portfolio Transaction Fees2
▪	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$[ ] – Option/SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪	$[ ] – Physical security transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
▪	Additional fees apply for global servicing.
▪	$[ ] per Sub Advisor or Segregated custody account per year
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place.

1 Fees are calculated pro rata and billed monthly

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

APPENDIX C
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly fee per ETF (fund) will apply based on the below-
▪	foreign securities: $[ ]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[   ] per claim.

Miscellaneous Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain Miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

1 Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Lebanon	All	____	$____
Australia	All	____	$____	Lithuania	All	____	$____
Austria	All	____	$____	Luxembourg	All	____	$____
Bahrain	All	____	$____	Malaysia	All	____	$____
Bangladesh	All	____	$____	Mali	All	____	$____
Belgium	All	____	$____	Malta	All	____	$____
Benin	All	____	$____	Mauritius	All	____	$____
Bermuda	All	____	$____	Mexico	All	____	$____
Botswana	All	____	$____	Morocco	All	____	$____
Brazil	All	____	$____	Namibia	All	____	$____
Bulgaria	All	____	$____	Netherlands	All	____	$____
Burkina Faso	All	____	$____	New Zealand	All	____	$____
Canada	All	____	$____	Niger	All	____	$____
Cayman Islands*	All	____	$____	Nigeria	All	____	$____
Channel Islands*	All	____	$____	Norway	All	____	$____
Chile	All	____	$____	Oman	All	____	$____
China	All	____	$____	Pakistan	All	____	$____
Columbia	All	____	$____	Peru	All	____	$____
Costa Rica	All	____	$____	Phillipines	All	____	$____
Croatia	All	____	$____	Poland	All	____	$____
Cyprus	All	____	$____	Portugal	All	____	$____
Czech Republic	All	____	$____	Qatar	All	____	$____
Denmark	All	____	$____	Romania	All	____	$____
Ecuador	All	____	$____	Russia	Equities	____	$____
Egypt	All	____	$____	Senegal	All	____	$____
Estonia	All	____	$____	Singapore	All	____	$____
Euromarkets**	All	____	$____	Slovak Republic	All	____	$____
Finland	All	____	$____	Slovenia	All	____	$____
France	All	____	$____	South Africa	All	____	$____
Germany	All	____	$____	South Korea	All	____	$____
Ghana	All	____	$____	Spain	All	____	$____
Greece	All	____	$____	Sri Lanka	All	____	$____
Guinea Bissau	All	____	$____	Swaziland	All	____	$____
Hong Kong	All	____	$____	Sweden	All	____	$____
Hungary	All	____	$____	Switzerland	All	____	$____
Iceland	All	____	$____	Taiwan	All	____	$____
India	All	____	$____	Thailand	All	____	$____
Indonesia	All	____	$____	Togo	All	____	$____
Ireland	All	____	$____	Tunisia	All	____	$____
Israel	All	____	$____	Turkey	All	____	$____
Italy	All	____	$____	UAE	All	____	$____
Ivory Coast	All	____	$____	United Kingdom	All	____	$____
Japan	All	____	$____	Ukraine	All	____	$____
Jordan	All	____	$____	Uruguay	All	____	$____
Kazakhstan	All	____	$____	Venezuela	All	____	$____
Kenya	All	____	$____	Vietnam	All	____	$____
Kuwait	All	____	$____	Zambia	All	____	$____
Latvia	Equities	____	$____	Zimbabwe	All	________	$____

*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value: <$5billion and >$10billion: [  ] bps; >$10billion: [  ] bps
**Euromarkets – Non-eurobonds: Surcharges vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.